SCHEDULE 14A INFORMATION
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Infinity Energy Resources, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING THE SOLICITATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
CONSULTING AGREEMENT
DIRECTOR COMPENSATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFINITY ENERGY RESOURCES, INC.
633 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(720) 932-7800
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 18, 2008
TO THE SHAREHOLDERS OF INFINITY ENERGY RESOURCES, INC.:
          Notice hereby is given that the annual meeting of shareholders of Infinity Energy Resources, Inc. will be held at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado, on Wednesday, June 18, 2008 at 9:00 a.m., Mountain Time, for the following purposes:
          1. To elect five directors to serve until the 2009 annual meeting of shareholders and until their successors have been duly elected and qualified;
          2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the current fiscal year ending December 31, 2008; and
          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
          Only holders of record of the $.0001 par value common stock at the close of business on May 9, 2008 will be entitled to notice of, and to vote at, the meeting.
          Shareholders are cordially invited to attend the meeting in person; however to assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any shareholder of record attending the Annual Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card.
BY ORDER OF THE BOARD OF DIRECTORS
STANTON E. ROSS
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
Denver, Colorado
April 29, 2008

-i-

INFINITY ENERGY RESOURCES, INC.
633 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(720) 932-7800
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 18, 2008
INFORMATION CONCERNING THE SOLICITATION
          This proxy statement is furnished to shareholders of Infinity Energy Resources, Inc., a Delaware corporation (“Infinity,” “we” or the “Company”), in connection with the solicitation of proxies to be used at our annual meeting of shareholders to be held at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado, on June 18, 2008, at 9:00 a.m., Mountain Time, and at any and all adjournments or postponements thereof.
          The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. Directors, officers and employees of the Company may solicit proxies by telephone, Internet, telecopy, mail, or personal contact. Arrangements will be made with brokers, nominees, and fiduciaries to send proxies and proxy materials at the Company’s expense to their principals.
          Pursuant to new rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, the Company will mail, on or about May 9, 2008, a Notice of Internet Availability of Proxy Materials to its shareholders of record and beneficial owners at the close of business on May 9, 2008. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.
          The Notice of Internet Availability of Proxy Materials will identify the website where the proxy materials will be made available; the date, time and location of and directions to the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address; and a website where stockholders can request a paper or email copy of the proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.
          Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign and return by mail. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the annual

Meeting will be counted. Instructions for voting over the Internet or by telephone will be set forth in the Notice of Internet Availability of Proxy Materials and the enclosed proxy card. You have the power to revoke the proxy at any time before the shares subject to it are voted by (i) returning a later-dated proxy, (ii) entering a new vote by telephone or on the Internet, (iii) delivering written notice of revocation to the Company Secretary, or (iv) voting in person by ballot at the Annual Meeting. If shares are registered in the name of a bank or brokerage firm, you will receive instructions from your holder of record that must be followed in order for the record holder to vote shares in accordance with your instructions.
          If you properly vote over the Internet, by telephone or complete and mail your proxy card, your shares will be voted at the Annual Meeting in the manner that you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR the election of director nominees (Item 1), and FOR the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the fiscal year ending December 31, 2008 (Item 2).
          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting. A quorum must be present in order for the Annual Meeting to be held. In order for the quorum requirement to be satisfied, a majority of the issued and outstanding shares of common stock of the Company entitled to vote at the meeting must be present in person or represented by proxy. The election inspector will treat abstentions and “broker non-votes” as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
          Withheld votes for directors will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum exists, but will not be counted as a vote in favor of such matter.
Votes Required
•	Election of Directors: The election of each nominated director requires the affirmative vote of the majority of the shares represented at the annual meeting, in person or by proxy. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no effect in the election of a director.

•	Ratification of the Appointment of Ehrhardt Keefe Steiner & Hottman PC: To be approved, this matter must receive the affirmative vote of the holders of a majority of those shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes and abstentions on this matter have no effect on this matter.
          All shares represented by valid proxies will be voted in accordance therewith at the meeting.
          All voting rights are vested exclusively in the holders of Infinity’s $.0001 par value common stock. Only shareholders of record at the close of business on May 9, 2008, are entitled to notice of and to vote at the meeting or any adjournment thereof. On April 29, 2008, we had 17,869,375 shares of $.0001 par value common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the meeting, including the election of directors.
          In accordance with rules and regulations recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are now furnishing proxy materials to our shareholders on the Internet under the Notice and Access model.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth the number and percentage of shares of Infinity’s $.0001 par value common stock owned beneficially, as of April 29, 2008, by any person who is known to Infinity to be the beneficial owner of 5% or more of such common stock, and, in addition, by each director, nominee for director and executive officer of Infinity, and by all directors, nominees for director and executive officers of Infinity as a group. All information is taken from or based on ownership filings made by such persons with the Securities and Exchange Commission or upon information provided by such persons to Infinity. Unless otherwise noted, Infinity believes that each person shown below has sole investment and voting power. As of April 29, 2008, 17,869,375 shares of our common stock were issued and outstanding.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner (1)	Beneficial Ownership	of Class
Wellington Management Company LLP (2)	2,081,950	11.7
Elliot M. Kaplan (3)	144,100	*
Robert O. Lorenz (4)	162,600	*
Leroy C. Richie (5)	175,000	*
Stanton E. Ross (6)	1,128,038	6.2
James A. Tuell (7)	235,000	1.3
Renato T. Bertani	0	*
Daniel F. Hutchins (8)	25,000	*
All directors, nominees for director, and executive officers as a group (7 persons)(9)	1,869,738	9.9

*	The percentage of shares beneficially owned is less than 1%.

(1)	The address of these persons, unless otherwise noted, is c/o Infinity Energy Resources, Inc., 633 Seventeenth Street, Suite 1800, Denver, Colorado 80202.

(2)	The address of Wellington Management Company, LLP (“WMC”) is 75 State St., Boston, MA 02109. WMC is a registered investment advisor and may be deemed to be the beneficial owner of 2,081,950 of our shares. These shares are owned of record by clients of WMC.

(3)	Includes 140,000 shares which may be purchased within 60 days under stock options held by Mr. Kaplan.

(4)	Includes 155,000 shares which may be purchased within 60 days under stock options held by Mr. Lorenz. Mr. Lorenz’ shares are held in a joint account with his wife, with whom he shares beneficial ownership.

(5)	Includes 165,000 shares which may be purchased within 60 days under stock options held by Mr. Richie.

(6)	Includes 340,000 shares which may be purchased within 60 days under stock options held by Mr. Ross.

(7)	Includes 180,000 shares which may be purchased within 60 days under stock options held by Mr. Tuell.

(8)	Includes 25,000 shares which may be purchased within 60 days under stock options held by Mr. Hutchins.

(9)	Includes options to purchase 1,005,000 shares exercisable within 60 days.

CORPORATE GOVERNANCE
Meetings and Committees of the Board of Directors
          The board of directors held nineteen meetings during the year ended December 31, 2007.
          Audit Committee. Infinity has an Audit Committee, comprised of Elliot M. Kaplan, Robert O. Lorenz and Leroy C. Richie, which held six meetings during the year ended December 31, 2007. Each member of the Audit Committee is independent as defined in the NASDAQ listing standards. The Audit Committee reviews our financial reporting process, system of internal controls, audit process and process for monitoring compliance with applicable law and our code of conduct. The Audit Committee is also responsible for the engagement and evaluation of the performance of our independent registered public accounting firm. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.
          The board of directors has adopted a written charter for the Audit Committee, a copy of which is available on Infinity’s website at http://www.infinity-res.com. To access our corporate governance materials, click on “Governance” and then click on “Committees.”
          The board of directors has determined that Mr. Lorenz, an independent director, qualifies as an “Audit Committee Financial Expert” as that term is defined in rules promulgated by the Securities and Exchange Commission and that Mr. Lorenz and each member of the Audit Committee meets the financial sophistication requirements contained in the NASDAQ listing standards.
          Compensation Committee. Infinity has a Compensation Committee, comprised of Messrs. Kaplan, Lorenz and Richie, which met two times during the year ended December 31, 2007. Each of the members of the Compensation Committee is independent as defined in the NASDAQ listing standards. The responsibilities of the Compensation Committee include evaluating the performance of and approving the compensation of the Chief Executive Officer, periodically reviewing and recommending compensation arrangements for other executive officers and administering Infinity’s stock compensation plans.
          The board of directors has adopted a charter for the Compensation Committee, a copy of which is available on Infinity’s website at http://www.infinity-res.com. To access our corporate governance materials, click on “Governance” and then click on “Committees.”
          Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee, which is comprised of Messrs. Kaplan, Lorenz, and Richie, met one time during the year ended December 31, 2007. Each of the members of the Corporate Governance and Nominating Committee is independent as defined in the NASDAQ listing standards. The Corporate Governance and Nominating Committee is responsible for selecting and evaluating potential board of director nominees, overseeing corporate governance issues and reviewing all matters pertaining to fees and retainers paid to directors for service on the board of directors or a board committee.
          The board of directors has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is available on Infinity’s website at http://www.infinity-res.com. To access our corporate governance materials, click on “Governance” and then click on “Committees.”
          The Corporate Governance and Nominating Committee will receive, review and evaluate director candidates recommended by shareholders. The Committee has adopted written procedures to be followed by shareholders in submitting such recommendations. Candidates proposed by shareholders will be evaluated by the Corporate Governance and Nominating Committee in the same manner as candidates who are not proposed by shareholders. While shareholders may propose director nominees at any time, Infinity must receive the required notice (described below) on or before the date set forth in the prior year’s annual proxy statement under the heading “Shareholder Proposals” in order to be considered by the Corporate Governance and Nominating Committee in connection with Infinity’s next annual meeting of shareholders.
          Shareholders wishing to recommend a director candidate to serve on the board may do so by providing advance written notice to the Chairman of the Corporate Governance and Nominating Committee. The notice, which should identify the candidate and include the information described below, shall be sent to the following address:
Infinity Energy Resources, Inc.
Attn: Chairman of the Corporate Governance and Nominating Committee
c/o Corporate Secretary
633 Seventeenth Street, Suite 1800
Denver, Colorado 80202
          The notice shall contain the following information:
•	The name of the nominating shareholder(s) and the address, phone number and e-mail address at which the nominating shareholder(s) can be contacted.

•	Evidence of the number of shares of Infinity’s common stock held by the nominating shareholder(s), a statement of how long the nominating shareholder(s) has held those shares, and a statement that the nominating shareholder(s) will continue to hold those shares at least through our next annual meeting of shareholders.

•	The candidate’s full name, together with the address, phone number and e-mail address at which the candidate can be contacted.

•	A statement of the candidate’s qualifications and experiences, and any other qualities that the nominating shareholder(s) believes that the candidate would bring to the board.

•	A description of any relationship and all arrangements or understandings, if any, between the nominating shareholder(s) and the candidate and any other person or persons with respect to the candidate’s proposed service on the board.

•	Information that would bear on the independence of the recommended candidate (such as affiliated transactions or relationships).

•	Any proceedings adverse to the Company, including legal proceedings, to which the recommended candidate or an associate is a party.

•	Information regarding whether the nominating shareholder(s) or recommended candidate has plans to submit proposals for the Company or seeks to address any personal interest involving the Company.

•	The candidate’s resume, which must include at a minimum a detailed description of the candidate’s business, professional or other appropriate experience for at least the last ten (10) years, a list of other boards of directors on which the candidate currently serves or on which he or she served in the last ten (10) years, and undergraduate and post-graduate educational information.

•	A written statement, signed by the candidate, agreeing that if he or she is selected by the Corporate Governance and Nominating Committee and the board, he or she will (i) be a nominee for election to the board, (ii) provide all information necessary for us to include in our proxy statement under applicable SEC or Nasdaq rules, and (iii) serve as a director if he or she is elected by shareholders.

•	Any additional information that the nominating shareholder(s) believes is relevant to the Corporate Governance and Nominating Committee’s consideration of the candidate.
          A nominee for director should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to Infinity. The Corporate Governance and Nominating Committee will evaluate the independence of directors and potential directors, as well as their business experience, understanding of and experience in the energy industry, personal skills, or specialized skills or experience, relative to those of the then-current directors. Diversity of background and experience, including diversity of race, ethnicity, international background, gender and age, are also important factors in evaluating candidates for board membership. The Corporate Governance and Nominating Committee will also consider issues involving possible conflicts of interest of directors or potential directors, the results of interviews of selected candidates by members of the Corporate Governance and Nominating Committee and the board, and the totality of the circumstances.
Lead Outside Director
          Leroy C. Richie serves as our lead outside director. In this capacity, Mr. Richie has frequent contact with Mr. Ross and other members of management on a broad range of matters. The board of directors has determined that Mr. Richie meets the NASDAQ standard for independence.
Communication with Security Holders
          Infinity has established a process for security holders to send communications to the board of directors. Security holders wishing to send communications to the board of directors of Infinity Energy Resources, Inc. should write or send an email to the board of directors at:
Board of Directors
Infinity Energy Resources, Inc.
633 Seventeenth Street, Suite 1800
Denver, Colorado 80202
email: directors@infinity-res.com
          All such communication shall state the type and amount of Company securities held by the security holder and shall clearly state that the communication is intended to be shared with the board of directors, or if applicable, with a specific committee of the board. All such communications will be forwarded promptly to the members of the board or specific board committee.
Director Attendance at the Annual Meeting
          All members of the board of directors are encouraged, but not required, to attend the annual meeting of shareholders. The Company does not have an official attendance policy for directors. All five of Infinity’s directors attended the 2007 annual meeting of shareholders.

Code of Ethics
          Infinity has adopted a code of ethics that applies to the directors, senior executive and financial officers, and other executive officers. In addition, Infinity has adopted a code of ethics and business conduct which applies to all employees. The code of ethics for directors and officers and the code of ethics and business conduct for employees are available on Infinity’s website at http://www.infinity-res.com. All amendments to, and waivers granted under, Infinity’s code of ethics will be disseminated on the Company’s website. To access our corporate governance materials, click on “Governance.”
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934 requires Infinity’s directors, executive officers and persons who own more than ten percent of a registered class of Infinity’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Infinity. Directors, executive officers and greater-than-ten-percent shareholders are required by Commission regulations to furnish Infinity with copies of all Section 16(a) forms that they file.
          Based solely on the written and oral representations of its directors and executive officers and a review of copies of Forms 3, 4 and 5 that were filed with the Commission, Infinity believes that all filing requirements pursuant to Section 16(a) were complied with during 2007.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
          Compensation paid to our Chairman and Chief Executive Officer and other named executive officers for 2007 is shown in the Summary Compensation Table that follows this discussion. The Compensation Committee of the board of directors, referred to in this discussion as the Committee, consists solely of independent directors. The Committee is responsible for reviewing and either acting on behalf of the board or making recommendations to the board concerning executive compensation.
          Compensation of our Chairman and Chief Executive Officer is approved by the independent members of our board of directors, after considering the recommendations of the Committee and other factors it determines to be relevant. Compensation of our other executive officers is approved by the Committee.
          The Committee generally consults with management regarding employee compensation matters, and our Chairman and Chief Executive Officer makes compensation recommendations for the other executive officers. A discussion of the composition and procedures of the Committee is set forth above under “Compensation Committee.” The following discussion and analysis, which has been reviewed and approved by the Committee, analyzes the objectives and results for 2007 of our executive officer compensation policies and procedures.
Compensation Policies and Objectives
          We structure compensation for executive officers, including the named executive officers, to drive performance, to accomplish both our short-term and long-term objectives, and to enable us to attract, retain and motivate well qualified executives by offering competitive compensation and by rewarding superior performance. We also seek to link our executives’ total compensation to the interests of our shareholders. To accomplish this, the Committee relies on the following elements of compensation, each of which is discussed in more detail below:

➢	Salary;

➢	Annual performance-based cash awards;

➢	Equity incentives in the form of stock and/or stock options; and

➢	Other benefits.
          The Committee believes that our executive compensation package, consisting of these components, is comparable to the compensation provided in the market in which we compete for executive talent and is critical to accomplishing our recruitment and retention aims.
          In setting the amounts of each component of an executive’s compensation and considering the overall compensation package, the Committee generally considers the following factors:
Benchmarking—For executive officers, the Committee considers the level of compensation paid to individuals in comparable executive positions of other oil and gas exploration and production companies of a similar size. The Committee believes that these companies are the most appropriate for review because they are representative of the types of companies with which we compete to recruit and retain executive talent. The information reviewed by the Committee includes data on salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation.
Internal Equity—The Committee considers the salary level for each executive officer and each position in overall management in order to reflect their relative value to the Company.
Individual Performance—The Committee considers the individual responsibilities and performance of each named executive officer, which is based in part on the Committee’s assessment of that individual’s performance as well as the evaluation of the individual by the Chief Executive Officer.
          All executive officers are eligible for annual cash bonuses and equity incentive awards that reinforce the relationship between pay and performance by conditioning compensation on the achievement of the Company’s short- and long-term financial and operating goals, including operating profits, reserve finding costs, and growth in the Company’s daily oil and gas production and estimated proved, probable and possible recoverable oil and gas reserves.
Components of Executive Compensation
          The following provides an analysis of each element of compensation, what each element is designed to reward and why the Committee chose to include it as an element of our executive compensation.
Salaries
          Salaries for executive officers are intended to incentivize the officers to focus on executing the Company’s day-to-day business and are reviewed annually. Changes are typically effective in April of each year and are based on the factors discussed above. In 2007, the salary component of compensation for Messrs. Ficker, Ross and Tuell remained unchanged from those in effect at December 2006. The Committee considered the general factors noted above and also considered the changes in the size of the Company following the sale of its oilfield service company in December 2006. Additionally, Mr. Ficker ceased employment with the Company in March 2007. Compensation arrangements with Messrs. Bertani and Hutchins were determined through arms-length negotiations.

Annual Bonuses
          The awarding of annual bonuses to executives is at the Committee’s discretion. The objective of the annual bonus element of compensation is to align the interest of executive officers with the achievement of superior Company performance for the year and also to encourage and reward extraordinary individual performance. In light of the Company’s operating results for 2007, the Committee determined that it was appropriate to withhold annual bonuses from all executive officers for 2007.
Stock Options
          Including an equity component in executive compensation closely aligns the interests of the executives and our shareholders and rewards executives consistent with shareholder gains. Stock options produce value for executives only if our stock price increases over the exercise price, which is set at the market price on the date of grant. Also, through vesting and forfeiture provisions, stock options serve to encourage executive officers to remain with the Company. Awards made other than pursuant to the annual equity grants are typically made to newly hired or recently promoted employees.
          In determining the June 2007 stock option grant for Mr. Ross and the August 2007 stock option grant to Mr. Hutchins, the Committee considered the number of options previously granted that remained outstanding, the number and value of shares underlying the options being granted and the related effect on dilution. The Committee also took into account the number of shares that remained available for grant under our stock incentive plans. Awards were made to key employees, with weighted distribution toward individuals with the greatest responsibilities. Stock options granted in 2007 to Mr. Ross vest in full one year from the date of grant and expire after ten years. Stock options granted in 2007 to Mr. Hutchins vested in their entirety upon the filing and acceptance with the SEC of the Company’s Annual Report on Form 10-K for the year ending December 31, 2007, duly signed and certified by Mr. Hutchins and expire after ten years.
          The specific grants to the named executive officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding all outstanding equity awards as of December 31, 2007 for the named executive officers is set forth below in the “Outstanding Equity Awards at Fiscal Year End” table.
Other Elements of Executive Compensation
          We provide certain limited perquisites to our executive officers. Our approach to compensation does not include significant perquisites. Perquisites only include contributions to the Company sponsored 401(k) savings plan and change in control benefits for certain executive officers. The Committee believes that these perquisites are relatively modest compared to those provided to executives at other public companies.

SUMMARY COMPENSATION
     The following table sets for the compensation earned by the Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”) and other Named Executive Officers for services rendered to the Company and its subsidiaries for the fiscal year ended December 31, 2007.

							Change in Pension
							Value and
							Nonqualified
					Option	Non-Equity	Deferred	All Other
Name and				Stock	Awards	Incentive Plan	Compensation	Compensation
Principal		Salary	Bonus	Awards	($)	Compensation	Earnings	($)	Total
Position	Year	($)	($)	($)	(6)	($)	($)	(7)	($)
Stanton E. Ross	2007	$104,000	—	—	$126,343	—	—	$3,680	$234,023
—Chairman, and CEO (1)	2006	$129,846	—	—	$431,964	—	—	$5,938	$567,748
Renato T. Bertani —	2007	—	—	—	—	—	—	$252,500	$252,500
COO (2)
James A. Tuell (3)	2007	$208,000	—	—	—	—	—	$8,320	$216,320
	2006	$203,154	—	—	$310,692	—	—	$7,628	$521,474
Timothy A. Ficker (4)	2007	$59,056	—	$15,900	$34,638	—	—	$2,362	$111,956
	2006	$186,212	—	—	$165,703	—	—	$4,200	$356,115
Daniel F. Hutchins	2007	$60,679	—	—	$33,425	—	—	—	$94,104
— VP, CFO and Secretary (5)

(1)	Due to the financial condition of the Company, Mr. Ross elected to defer the receipt of his salary beginning in November 2007. Approximately $12,000 of his 2007 earned salary remains unpaid. Mr. Ross has continued to defer all of his salary in 2008 to date.

(2)	Mr. Bertani began serving as a consultant to the Company and as Chief Operating Officer in May 2007. Mr. Bertani is President and CEO of, and all compensation for his services is paid directly to, Thompson & Knight Global Energy Services, LLC. For an additional description of Mr. Bertani’s compensation arrangement with the Company, see page 12, “Consulting Agreement”.

(3)	Mr. Tuell served as President and Chief Operating Officer until May 2007 and as Principal Financial and Accounting Officer from March 2007 through August 2007.

(4)	Mr. Ficker resigned from his position of Vice President, Chief Financial Officer with Infinity in March 2007.

(5)	Mr. Hutchins began serving the Company as Vice President, Chief Financial Officer in August 2007. Mr. Hutchins is compensated at the rate of $165 per hour.

(6)	See Note 7 of the “Notes to the Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for a discussion of the assumptions used in the valuations that appear in this column. The actual amount ultimately realized by a named executive officer will vary depending on stock price fluctuations and the timing of vesting or exercise.

(7)	Except for consultancy fees paid to Thompson & Knight Global Energy Services for Mr. Bertani, All Other Compensation for the other executive officers includes amounts contributed by the Company to its 401(k) savings plan for the benefit of the executive.

GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option
								Awards:	Awards:
								Number of	Number of	Exercise or
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Shares of	Securities	Base Price
		Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Underlying	of Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)
Stanton E.	6/19/07	—	—	—	—	—	—	—	70,000	$4.00
Ross — Chairman and CEO (1)
Renato T.	—	—	—	—	—	—	—	—	—	—
Bertani — COO
James A. Tuell	—	—	—	—	—	—	—	—	—	—
Timothy A. Ficker (2)	1/8/07	—	—	—	—	—	—	5,000	20,000	$3.18
Daniel F.	8/13/07	—	—	—	—	—	—	—	25,000	$2.26
Hutchins — VP, CFO and Secretary (3)

(1)	Options vest in full on June 19, 2008.

(2)	All awards were forfeited as Mr. Ficker resigned from his position as VP, CFO with Infinity in March 2007.

(3)	Options vested in full on March 31, 2008.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
									Equity Incentive
			Equity Incentive					Equity Incentive	Plan Awards:
	Number of		Plan Awards:					Plan Awards:	Market or Payout
	Securities	Number of	Number of					Number of	Value of
	Underlying	Securities	Securities			Number of Shares	Market Value of	Unearned Shares,	Unearned Shares,
	Unexercised	Underlying	Underlying	Option		or Units of Stock	Shares or Units of	Units or Other	Units or Other
	Options	Unexercised Options	Unexercised	Exercise	Option	That Have Not	Stock That Have	Rights That Have	Rights That Have
	(#)	(#)	Unearned Options	Price	Expiration	Vested	Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Stanton E.	60,000	—	—	$4.26	06/17/14	—	—	—	—
Ross — Chairman	20,000	—		$8.50	02/03/15
and CEO	40,000	—		$7.51	07/18/15
	50,000	—		$6.48	05/23/16
	100,000	—		$3.97	10/10/16
	—	70,000 (1)		$4.00	06/19/17
Renato T.	—	—	—	—	—	—	—	—	—
Bertani — COO
James A. Tuell	15,000	—	—	$4.26	06/17/14	—	—	—	—
	30,000	—		$8.50	02/03/15
	60,000	—		$7.51	07/18/15
	75,000	—		$6.48	05/23/16
Timothy A. Ficker	—	—	—	—	—	—	—	—	—
Daniel F.	—	25,000 (2)	—	$2.26	08/13/17	—	—	—	—
Hutchins — VP, CFO and Secretary

(1)	Vests in full on June 19, 2008.

(2)	Vested in full on March 31, 2008.

CONSULTING AGREEMENT
     Dr. Renato Bertani began serving as the Chief Operating Officer of the Company in May 2007. Since March 1, 2007, Dr. Bertani has served, and he will continue to serve, as President and Chief Executive Officer of Thompson & Knight Global Energy Services, LLC (“TKGES”), a subsidiary of Thompson & Knight LLP. TKGES provides portfolio and risk management and other consulting services to the oil and gas industry. Under an oral consulting services agreement between the Company and TKGES, Dr. Bertani, who is an employee of TKGES, will render services as the Company’s Chief Operating Officer for up to one year. In this capacity, Dr. Bertani has been responsible for the operations of the Company and has been assisting the Company in assessing its personnel requirements. For the first three months of this agreement, Dr. Bertani provided services to the Company for three weeks of each month, for which TKGES received a fee of $37,500 per month. Thereafter, through February 2008, for two weeks of services each month, TKGES received a fee of $30,000 per month. In February 2008, the Company began paying TKGES an hourly fee of $400 for services rendered by Dr. Bertani. Dr. Bertani’s compensation from TKGES that is attributable to services for the Company will be based on the income of TKGES for the periods during which the agreement is in effect.
DIRECTOR COMPENSATION
     The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the fiscal year ended December 31, 2007.

					Change in
					Pension Value
					and
	Fees Earned			Non-Equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($) (1)	($)	Earnings	($)	($)
Stanton E. Ross — Chairman	—	—	—	—	—	—	—
James A. Tuell	—	—	—	—	—	—	—
Elliot M. Kaplan	$38,500	—	$165,800	—	—	—	$204,300
Robert O. Lorenz	$48,500	—	$165,800	—	—	—	$214,300
Leroy C. Richie	$48,500	—	$165,800	—	—	—	$214,300

(1)	The aggregate number of stock option awards outstanding at December 31, 2007 for each director was as follows: Mr. Ross, 340,000; Mr. Tuell, 180,000; Mr. Kaplan, 140,000; Mr. Lorenz, 155,000; and Mr. Richie, 165,000.
Current Executive Officers
     The following table sets forth the name and age of each of our executive officers, indicating all positions and offices with Infinity presently held:

Name	Age	Positions and Offices Held
Stanton E. Ross	46	Chairman, President and Chief Executive Officer
Renato T. Bertani	54	Chief Operating Officer
Daniel F. Hutchins	52	Vice President, Chief Financial Officer, Secretary
     Set forth below are the names of all executive officers of Infinity, all positions and offices with Infinity held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     Stanton E. Ross. Mr. Ross has been Chairman of Infinity Energy Resources, Inc. since March 1992. Effective October 2, 2006, Mr. Ross was re-elected to serve as Chief Executive Officer of Infinity Energy Resources, Inc. He served as President, Chief Executive Officer and Treasurer from March 1992 until June 2005. For a detailed description of Mr. Ross’ business experience, see “Proposal No. 1 — Election of Directors.”
     Renato T. Bertani. Mr. Bertani was elected to serve as Chief Operating Officer of Infinity Energy Resources, Inc. since May 2007. Since March 1, 2007, Dr. Bertani has served, and he will continue to serve as President and Chief Executive Officer of Thompson & Knight Global Energy Services, LLC (“TKGES”) a subsidiary of Thompson & Knight LLP. TKGES provides portfolio and risk management and other consulting services to the oil and gas industry. From September 2001 to December 2006, Dr. Bertani served as President of Petrobras America, Inc., a U.S. subsidiary of the Petrobras Group. From 1976 through 2006, Dr. Bertani held various professional and managerial services positions at Petrobras, including Director of International E&P activities and Managing Director of Petrobras UK. Dr. Bertani has a Ph.D. in sedimentary geology and geochemistry from the University of Illinois. Dr. Bertani was elected to serve as a director of Green Hunter Energy, Inc., a company engaged in the production of renewable fuels in October 2007.
     Daniel F. Hutchins. Mr. Hutchins was appointed to serve as Chief Financial Officer of Infinity Energy Resources, Inc. effective as of August 13, 2007. For a detailed description of Mr. Hutchins’ business experience, see “Proposal No. 1 — Election of Directors.”
     Infinity’s executive officers hold office until the first board meeting following the next annual meeting of the shareholders of Infinity, which is currently scheduled for June 18, 2008.
Transactions with Related Persons
     The charter for the Company’s Audit Committee includes a requirement for the Audit Committee to review and approve any transaction involving the Company and a related party at least once a year or upon any significant change in the transaction or relationship. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K.
     There were no related party transactions during 2007.
Report of the Compensation Committee
     The Compensation Committee is currently comprised of Elliot M. Kaplan, Robert O. Lorenz, and Leroy C. Richie.
     The Compensation Committee hereby reports as follows:
     1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and
     2. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A to be delivered to shareholders.

     Submitted by the Compensation Committee:
Elliot M. Kaplan
Leroy C. Richie
Robert O. Lorenz
Report of the Audit Committee
     The Audit Committee of the board of directors currently consists of Elliot M. Kaplan, Robert O. Lorenz, and Leroy C. Richie.
     Infinity’s management has responsibility for preparing the consolidated financial statements and the financial reporting process, including the system of internal controls. Infinity’s independent registered public accounting firm, Ehrhardt Keefe Steiner & Hottman PC, are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States), and for issuing a report on the results of that independent audit.
     In this context, the Audit Committee hereby reports as follows:
     1. The Audit Committee met with management and Ehrhardt Keefe Steiner & Hottman PC, and reviewed and discussed the audited consolidated financial statements;
     2. The Audit Committee discussed with Ehrhardt Keefe Steiner & Hottman PC the matters required by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380); and
     3. The Audit Committee received from and discussed with Ehrhardt Keefe Steiner & Hottman PC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented, regarding the firm’s independence.
     In reliance on the review and discussions referred to above, the Audit Committee recommended to the board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the board the selection of Ehrhardt Keefe Steiner & Hottman PC to serve as Infinity’s independent registered public accounting firm for the year ending December 31, 2008.
     Submitted by the members of the Audit Committee:
Robert O. Lorenz
Leroy C. Richie
Elliot M. Kaplan
Compensation Committee Interlocks and Insider Participation
     None of the members of the Compensation Committee in 2007, Elliot M. Kaplan, Robert O. Lorenz and Leroy C. Richie, is currently or has ever been an officer or employee of Infinity or its subsidiaries.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     Infinity’s board of directors is comprised of five directors. The board of directors has nominated for election as directors Messrs. Ross, Kaplan, Lorenz and Richie, all of whom are current members of the board of directors, and Mr. Hutchins who is nominated to replace Mr. Tuell. The directors will hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The person named as “proxy” in the enclosed form of proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the board of directors.
     The following table sets forth the name and age of each director, indicating all positions and offices with Infinity presently held, and the period during which each person has served as a director:

Name	Age	Positions and Offices Held and Term as a Director
Stanton E. Ross	46	Chairman and Chief Executive Officer; Director since March 1992
Daniel F. Hutchins	52	Director nominee
Elliot M. Kaplan	57	Director since July 2004
Robert O. Lorenz	61	Director since January 2004
Leroy C. Richie	66	Director since June 1999
     The board of directors has determined that Messrs. Kaplan, Lorenz, and Richie are independent as defined in the NASDAQ listing standards.
     Set forth below are the names of all directors and nominees for director of Infinity, all positions and offices with Infinity held by each such person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years:
     Stanton E. Ross. Mr. Ross has been Chairman of Infinity Energy Resources, Inc. since March 1992. Effective October 2, 2006 Mr. Ross was elected to serve as Chief Executive Officer of Infinity Energy Resources, Inc. He served as President, Chief Executive Officer and Treasurer from March 1992 through June 2005. Since September 2005, Mr. Ross has served as the Chairman, Chief Executive Officer and a director of Digital Ally, Inc. From 1991 until March 1992, he founded and served as President of Midwest Financial, a financial services corporation involved in mergers, acquisitions and financing for corporations in the Midwest. From 1990 to 1991, Mr. Ross was employed by Duggan Securities, Inc., an investment banking firm in Overland Park, Kansas, where he primarily worked in corporate finance.
     Daniel F. Hutchins. Mr. Hutchins was appointed to serve as Chief Financial Officer of Infinity Energy Resources, Inc. effective as of August 13, 2007. Mr. Hutchins, a Certified Public Accountant, is a partner in the accounting firm of Hutchins & Haake, LLC, which he co-founded in 2005. Mr. Hutchins has 25 years of public accounting experience including five years with Deloitte Touche, formerly Touche Ross. He also serves as an instructor for the Becker CPA Review Course and has over 15 years of experience in preparing CPA candidates for the CPA exam. Mr. Hutchins is also President of CFO Services, Inc, a consulting company that provides CFO services to companies. In addition, Mr. Hutchins currently serves as a director of Digital Ally, Inc., a company created to supply technology based products to the law enforcement and security industry. Mr. Hutchins earned his Bachelor of Business Administration degree in Accounting at Washburn University in Topeka, Kansas.

     Elliot M. Kaplan. Mr. Kaplan has served as a director of Infinity since July 2004. Mr. Kaplan was a practicing attorney with Daniels & Kaplan, P.C., Attorneys at Law from 1994 to 2006, focusing on corporate strategizing. From 1991 to 1993, Mr. Kaplan practiced law with the firm of Berman, DeLeve, Kuchan & Champan, with DeWitt, Zeldin & Bigus from 1990 to 1991 and with Husch, Eppenberger, Donahue, Cornfield & Jenkins from 1985 to 1990. From 1983 to 1985, Mr. Kaplan served as Vice President, Assistant General Counsel and Assistant Secretary of Air One, Inc. Mr. Kaplan currently serves as a director of Digital Ally, Inc., a company created to supply technology based products to the law enforcement and security industry. Mr. Kaplan received his Bachelor of Arts degree from Antioch University in 1978 and his J.D. and M.B.A. degrees from Whittier College in 1982.
     Robert O. Lorenz. Mr. Lorenz has been a director of Infinity since January 2004. Mr. Lorenz is a former audit partner of Arthur Andersen LLP. He served as the managing partner of the Arthur Andersen Oklahoma City office beginning in 1994 and as the managing partner of the Oklahoma practice beginning in 2000. He retired from Arthur Andersen in 2002. He currently serves as a director of OGE Energy Corp, OGE Enogex GP LLC and Panhandle Oil and Gas, Inc. Mr. Lorenz is a certified public accountant and received a bachelor’s degree in business administration from Ohio University in 1969.
     Leroy C. Richie. Mr. Richie has been a director of Infinity since June 1999. Since September, 2004, he has been Of Counsel to the Detroit law firm of Lewis & Munday, P.C., where he is engaged in the practice of corporate law. From September 2000 until September 2004, he was Chairman and Chief Executive Officer of Q Standards World Wide, Inc. From April 1999 to August 2000, he was President of Capitol Coating Technologies, Inc. From September 1998 to April 1999 he was President of Intrepid World Communications. From January 1998 to September 1998, Mr. Richie reviewed business opportunities and served as Chairman of H.P. Devco and Vice Chairman of the Detroit Economic Growth Corp. and the Detroit Medical Center. Mr. Richie was formerly Vice President of Chrysler Corporation and General Counsel for automotive legal affairs, where he directed all legal affairs for that company’s automotive operations from 1986 to 1997. Before joining Chrysler, he served as director of the New York office of the Federal Trade Commission. He served as a member of the board of directors of Kerr-McGee Corp. from 1998 to 2006. He is currently a member of the board of directors of J.W. Seligman & Co., Digital Ally, Inc., a company created to supply technology based products to the law enforcement and security industry, OGE Energy Corp and OGE Enogex GP LLC. Mr. Richie received a B.A. from City College of New York and a J.D. degree from the New York University School of Law.
     The affirmative vote of the holders of a majority of the common stock represented and entitled to vote at the annual meeting is required for the election of directors.
     The Board of Directors unanimously recommends that shareholders vote FOR the election of Stanton E. Ross, Daniel F. Hutchins, Elliot M. Kaplan, Robert O. Lorenz, and Leroy C. Richie.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     The independent registered public accounting firm of Ehrhardt Keefe Steiner & Hottman PC audited the consolidated financial statements of Infinity for the year ended December 31, 2007, and has been recommended by the board of directors pursuant to the recommendation of the Audit Committee to serve as our independent registered public accounting firm for the current year. At the direction of the board of directors, this appointment is being presented to the shareholders for ratification or rejection at the annual meeting of shareholders. If the shareholders do not ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC, the Audit Committee may reconsider, but will not necessarily change, its selection of Ehrhardt Keefe Steiner & Hottman PC to serve as our independent registered public accounting firm.
     We expect that representatives of Ehrhardt Keefe Steiner & Hottman PC, will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. We also expect that the representatives will be available to respond to appropriate questions from shareholders.
Independent Registered Public Accounting Firm Fees
     Ehrhardt Keefe Steiner & Hottman PC billed Infinity the following fees for services provided during the last two fiscal years.

	2007	2006
Audit fees(1)	$175,200	176,000
Audit-related fees(2)	5,900	10,500
Tax fees(3)	77,300	14,000

Total fees	$258,400	$200,500

(1)	Audit fees include fees for services rendered for the audit of our annual consolidated financial statements, the audit of internal control over financial reporting and reviews of quarterly consolidated financial statements. This category includes fees for all services rendered in performance of the annual audit for the period indicated, including services performed after the fiscal year end.

(2)	Audit-related fees include services performed related to reviews of earnings releases and services performed during the period indicated in connection with the filing of various registration statements with the Securities and Exchange Commission.

(3)	Tax fees include fees for services rendered during the period indicated in connection with the preparation of our tax returns in the United States.
     The Audit Committee charter includes certain policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The Audit Committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and non-audit services performed by the outside auditors, subject to any exception under Section 10A of the Securities Exchange Act of 1934 and any rules promulgated thereunder. Pre-approval authority may be delegated to an Audit Committee member or a subcommittee, and any such member or subcommittee shall report any decisions to the full Audit Committee at its next scheduled meeting. One-hundred percent of the services provided under the caption “Audit-Related Fees,” and “Tax Fees” were approved by the Audit Committee pursuant to its pre-approval policy as provided in the Audit Committee charter.

     The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the meeting will be required to ratify the selection of Ehrhardt Keefe Steiner & Hottman PC as Infinity’s independent registered public accounting firm.
     The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as Infinity’s independent registered public accounting firm.
Other Business
     As of the date of this proxy statement, management of Infinity is not aware of any other matter to be presented at the meeting other than as set forth herein. However, if any other matters are properly brought before the meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.
Shareholder Proposals
     Shareholders may present proposals for shareholder actions in the proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Infinity’s action in accordance with the proxy rules. Shareholder proposals prepared in accordance with the proxy rules must be received at the offices of Infinity, 633 Seventeenth Street, Suite 1800, Denver, Colorado 80202, no later than January 10, 2009, in order to be included in the proxy statement and proxy relating to the 2008 annual meeting of shareholders. Any proposals submitted outside the process of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, will be considered untimely if submitted later than ninety (90) days prior to the date of the 2008 annual meeting of shareholders.
STANTON E. ROSS
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
Denver, Colorado
April 29, 2008

INFINITY ENERGY RESOURCES, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Stanton E. Ross and Daniel F. Hutchins, with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote as designated below, all the shares of common stock of Infinity Energy Resources, Inc. held of record by the undersigned at the close of business on May 9, 2008, at the annual meeting of shareholders to be held on June 18, 2008, or any adjournment thereof, hereby revoking all former proxies.
     1. Election of directors:
☐	FOR all nominees listed below (except as marked to the contrary)

☐	WITHHOLD authority to vote for all the nominees listed below:

Stanton E. Ross	Daniel F. Hutchins
Elliot M. Kaplan	Robert O. Lorenz
Leroy C. Richie
INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee’s name above.
     2. The ratification of the appointment of Ehrhardt Keefe Steiner & Hottman, P.C., as Infinity’s independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN
     3. To transact such other business as may properly come before the meeting.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.
     The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders, proxy statement and annual report.
Dated:                     , 2008.

Signature(s) of Shareholder(s)
Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFINITY
ENERGY RESOURCES, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE
ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT
AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.